welltower

# 4Q18 Supplemental Information

WELL

LISTED

NYSE

Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	568	67,306		29,660	24,866	12,332	448
Seniors Housing Triple-net	13	361	30,438		6,749	17,487	5,784	418
Outpatient Medical	13	287	17,947,619	(1)	N/A	N/A	N/A	N/A
Health System	30	218	26,093		201	723	3,051	22,118
Long-Term/Post-Acute Care	19	187	22,187		40	911	127	21,109
Total	16	1,621

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	4Q17 NOI	4Q18 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	473	$222,312	$223,670	0.6%	540	$965,408	46.1%
Seniors Housing Triple-net(4)	296	87,939	91,684	4.3%	337	411,428	19.7%
Outpatient Medical	233	81,572	83,007	1.8%	270	366,820	17.5%
Health System	—	—	—	n/a	218	143,200	6.8%
Long-Term/Post-Acute Care(4)	124	44,057	44,668	1.4%	152	205,324	9.9%
Total	1,126	$435,880	$443,029	1.6%	1,517	$2,092,180	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	88.2%	n/a	n/a	97.5%	0.6%	0.6%	1.3%
Seniors Housing Triple-net	87.1%	1.09	1.25	92.7%	2.9%	0.5%	3.9%
Outpatient Medical	93.3%	n/a	n/a	99.0%	—	—	1.0%
Long-Term/Post-Acute Care	81.3%	1.40	1.70	31.7%	33.0%	35.3%	—
Total		1.18	1.39	94.5%	2.1%	2.0%	1.4%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 22 and 23 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(4) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.
(5) Data as of December 31, 2018 for Seniors Housing Operating and Outpatient Medical and September 30, 2018 for remaining asset types. Health System excluded due to partial period.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	124	$252,687	$—	$—	$—	$—	$252,687	12.1%
Sunrise Senior Living United Kingdom	44	71,638	—	—	—	—	71,638	3.4%
ProMedica	218	—	—	—	143,200	—	143,200	6.8%
Revera	98	113,750	—	—	—	—	113,750	5.4%
Brookdale Senior Living	84	—	56,874	—	—	—	56,874	2.7%
Brookdale Senior Living - Transitions(2)	28	34,640	—	—	—	—	34,640	1.7%
Genesis HealthCare	79	—	752	—	—	87,289	88,041	4.2%
Benchmark Senior Living	37	75,264	—	—	—	—	75,264	3.6%
Belmont Village	21	69,086	—	—	—	—	69,086	3.3%
Senior Resource Group	23	64,704	—	—	—	—	64,704	3.1%
Avery	52	4,977	56,564	—	—	—	61,541	2.9%
Brandywine Living	27	58,944	—	—	—	—	58,944	2.8%
Remaining	682	219,718	297,238	366,820	—	118,035	1,001,811	48.0%
Total	1,517	$965,408	$411,428	$366,820	$143,200	$205,324	$2,092,180	100.0%

By Country:
United States	1,255	$723,488	$330,777	$347,010	$143,200	$198,725	$1,743,200	83.3%
Canada	151	164,580	3,373	—	—	6,599	174,552	8.4%
United Kingdom	111	77,340	77,278	19,810	—	—	174,428	8.3%
Total	1,517	$965,408	$411,428	$366,820	$143,200	$205,324	$2,092,180	100.0%

By MSA:
New York	62	$87,187	$27,688	$11,313	$3,465	$8,552	$138,205	6.6%
Los Angeles	64	104,732	1,704	25,432	417	—	132,285	6.3%
Greater London	50	50,325	34,473	19,810	—	—	104,608	5.0%
Philadelphia	50	20,643	469	24,355	11,969	25,966	83,402	4.0%
Dallas	53	21,248	21,500	28,597	730	3,808	75,883	3.6%
Boston	37	60,351	—	1,173	—	2,139	63,663	3.0%
San Francisco	19	38,226	8,548	—	4,210	—	50,984	2.4%
Seattle	31	25,143	7,498	14,228	1,565	—	48,434	2.3%
Chicago	38	20,279	11,903	5,115	9,409	1,478	48,184	2.3%
Washington D.C.	36	28,370	2,100	876	10,940	3,483	45,769	2.2%
Houston	28	12,464	6,059	23,626	—	—	42,149	2.0%
Toronto	25	39,792	—	—	—	—	39,792	1.9%
San Diego	13	26,998	—	1,467	—	2,780	31,245	1.5%
Miami	32	7,550	—	17,890	5,009	—	30,449	1.5%
Minneapolis	19	3,624	12,961	13,724	—	—	30,309	1.4%
Kansas City	22	4,845	10,581	6,189	—	5,475	27,090	1.3%
Indianapolis	18	—	8,204	10,023	683	8,043	26,953	1.3%
Atlanta	21	7,102	1,910	16,203	1,735	—	26,950	1.3%
Montréal	19	26,840	—	—	—	—	26,840	1.3%
Raleigh	11	7,051	17,253	—	—	—	24,304	1.2%
Remaining	869	372,638	238,577	146,799	93,068	143,600	994,682	47.5%
Total	1,517	$965,408	$411,428	$366,820	$143,200	$205,324	$2,092,180	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 22 for reconciliation.
(2) Represents the 28 properties to be transitioned to other operators as announced in our June 27, 2018 press release.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance	4Q17	1Q18	2Q18	3Q18	4Q18
Properties	509	517	521	587	568
Units	59,179	61,753	62,557	69,345	67,306
Total occupancy	87.3%	86.3%	85.9%	86.9%	87.2%
Total revenues	$700,663	$706,158	$733,306	$849,054	$834,356
Operating expenses	477,431	484,637	498,278	585,525	582,412
NOI	$223,232	$221,521	$235,028	$263,529	$251,944
NOI margin	31.9%	31.4%	32.1%	31.0%	30.2%
Recurring cap-ex	$17,120	$12,551	$9,959	$13,750	$22,569
Other cap-ex	$59,481	$19,212	$36,023	$38,984	$49,813

Same Store Performance(1)	4Q17	1Q18	2Q18	3Q18	4Q18
Properties	473	473	473	473	473
Occupancy	87.9%	87.3%	87.2%	88.1%	88.3%
Same store revenues	$683,391	$681,677	$687,992	$700,770	$702,029
Compensation	286,575	288,468	289,604	296,659	301,338
Utilities	24,978	27,075	23,363	26,360	25,535
Food	25,336	24,265	24,664	25,090	26,032
Repairs and maintenance	16,792	16,226	16,311	15,980	15,983
Property taxes	19,419	21,451	21,311	20,816	20,363
All other	87,979	84,418	88,403	89,753	89,108
Same store operating expenses	461,079	461,903	463,656	474,658	478,359
Same store NOI	$222,312	$219,774	$224,336	$226,112	$223,670
Year over year growth rate					0.6%

Partners	Properties	Units	Welltower Ownership %(2)	Core Markets	4Q18 NOI	% of Total
Sunrise Senior Living	178	14,798	96.1%	Southern California	$37,625	14.9%
Revera	98	12,156	75.0%	New York / New Jersey	21,696	8.6%
Benchmark Senior Living	48	4,137	95.0%	Northern California	20,676	8.2%
Belmont Village	21	2,952	95.0%	Boston	15,021	6.0%
Senior Resource Group	25	4,496	66.7%	Greater London	12,228	4.9%
Brandywine Living	28	2,719	99.3%	Toronto	9,993	4.0%
Silverado Senior Living	28	2,522	95.7%	Washington D.C.	8,370	3.3%
Chartwell Retirement Residences	40	7,898	52.0%	Seattle	6,887	2.7%
Brookdale Senior Living	28	3,269	100.0%	Montréal	6,730	2.7%
Sagora Senior Living	14	2,697	98.3%	Ottawa	4,589	1.8%
Merrill Gardens	11	1,508	80.0%	Vancouver	3,054	1.2%
Senior Star Living	11	2,064	90.0%	Birmingham, UK	2,082	0.8%
Cogir	10	2,092	90.6%	Manchester, UK	1,169	0.5%
Discovery Senior Living	6	1,930	53.6%	Core Markets	150,120	59.6%
Northbridge	6	506	95.0%	All Other	101,824	40.4%
EPOCH Senior Living	3	230	95.0%	Total	$251,944	100.0%
Oakmont Senior Living	2	145	100.0%
Avery	5	445	88.3%
Kisco	1	176	90.0%
StoryPoint	1	199	90.0%
Signature Senior Lifestyle	4	367	87.5%
Total	568	67,306

Notes:
(1) See pages 22 and 23 for reconciliation.
(2) Welltower ownership percentage weighted based on In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 3.9% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	37 / 4,236	$104,732	14.5%	5 / 528	7 / 1,005	$8,577	3.3%	13.4%	6,945	$94,911	$906,269	0.9%		1.1%
New York	30 / 2,598	87,187	12.1%	8 / 986	9 / 704	16,730	1.3%	7.5%	4,167	110,610	516,854	4.4%		1.2%
Boston	33 / 2,489	60,351	8.3%	2 / 236	2 / 163	3,424	3.5%	10.0%	3,043	111,289	604,615	4.8%		1.9%
San Francisco	13 / 1,523	38,226	5.3%	1 / 125	1 / 79	3,279	4.7%	15.2%	7,472	123,931	1,088,168	(0.6)%		1.9%
Washington D.C.	13 / 1,408	28,370	3.9%	4 / 464	5 / 435	5,557	4.4%	16.0%	5,505	126,009	721,512	4.1%		(0.1)%
San Diego	10 / 1,309	26,998	3.7%	—	—	—	4.2%	18.6%	4,896	98,622	822,903	2.8%		1.8%
Seattle	13 / 1,667	25,143	3.5%	1 / 118	1 / 70	1,904	6.4%	22.3%	5,936	94,376	563,026	(0.6)%		3.5%
Dallas	11 / 1,409	21,248	2.9%	1 / 83	1 / 90	121	7.6%	28.4%	3,570	78,825	290,521	4.5%		2.6%
Philadelphia	12 / 980	20,643	2.9%	3 / 334	3 / 218	4,063	1.3%	6.3%	2,196	101,951	363,826	3.0%		1.5%
Chicago	14 / 1,654	20,279	2.8%	1 / 102	1 / 120	609	0.4%	14.1%	3,391	88,824	340,755	2.1%		1.0%
San Jose	6 / 735	16,715	2.3%	—	—	—	5.1%	14.8%	6,414	120,857	1,205,264	(1.1)%		3.5%
Houston	8 / 940	12,464	1.7%	3 / 541	2 / 263	4,651	7.9%	29.4%	3,379	83,983	422,742	4.8%		3.7%
New Haven	5 / 524	10,992	1.5%	—	—	—	0.0%	5.2%	2,363	72,987	240,880	(0.2)%		1.3%
Sacramento	5 / 447	9,346	1.3%	—	—	—	4.2%	13.7%	3,945	85,572	428,610	6.9%		1.5%
Santa Maria, CA	2 / 605	9,337	1.3%	—	—	—	3.8%	7.5%	2,809	82,493	648,827	N/A		0.6%
Phoenix	5 / 624	8,999	1.2%	2 / 194	2 / 234	1,963	6.1%	16.6%	3,549	72,376	331,238	5.2%		4.2%
Norwalk	3 / 305	8,775	1.2%	2 / 252	2 / 215	5,084	1.9%	9.4%	1,646	126,791	522,062	20.2%		1.3%
San Antonio	3 / 725	7,729	1.1%	—	—	—	8.8%	26.2%	2,830	58,864	219,189	(0.1)%		1.4%
Santa Rosa, CA	4 / 511	7,802	1.1%	—	—	—	3.0%	9.1%	2,090	82,399	644,145	N/A		2.1%
Trenton, NJ	2 / 207	7,745	1.1%	—	—	—	3.2%	12.1%	829	128,425	485,371	N/A		3.2%
Denver	2 / 425	7,705	1.1%	2 / 253	1 / 219	142	7.2%	25.4%	4,170	100,344	580,847	3.4%		2.1%
Austin	4 / 409	7,689	1.1%	—	—	—	9.6%	41.8%	1,711	127,862	638,023	2.3%		3.3%
Miami	2 / 849	7,550	1.0%	—	—	—	6.3%	19.2%	4,332	79,675	354,902	2.7%		2.3%
Detroit	5 / 296	7,339	1.0%	3 / 278	1 / 69	2,031	0.7%	5.3%	3,693	84,127	234,281	1.4%		0.6%
Atlanta	7 / 679	7,102	1.0%	5 / 807	5 / 521	4,762	7.1%	30.7%	3,564	94,677	514,600	7.3%		2.1%
Total - Top 25	249 / 27,554	$570,466	78.8%	43 / 5,301	43 / 4,405	$62,897	3.8%	14.9%	4,415	$101,975	$647,044	2.9%		1.7%
All Other US SHO Markets	94 / 11,960	153,022	21.2%	12 / 1,682	14 / 2,372	18,267	3.6%	11.9%	2,258	77,507	335,969
Total US SHO	343 / 39,514	$723,488	100.0%	55 / 6,983	57 / 6,777	$81,164	3.7%	14.0%	3,798	$96,170	$573,246

% of Total IPNOI						3.9%
US National Average							3.6%	12.3%	92	$63,174	$226,495	2.9%	(10)	1.8%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2017-November 2018 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 6.3% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	37 / 4,236	$104,732	14.5%	6 / 653	12 / 1,581	$14,555	3.3%	13.8%	6,713	$88,900	$829,424	0.9%		1.1%
New York	30 / 2,598	87,187	12.1%	12 / 1,557	14 / 1,171	27,440	1.4%	7.3%	4,093	104,449	483,877	4.4%		1.2%
Boston	33 / 2,489	60,351	8.3%	4 / 495	5 / 334	4,856	3.6%	10.6%	2,857	109,812	579,706	4.8%		1.9%
San Francisco	13 / 1,523	38,226	5.3%	1 / 125	1 / 79	3,279	4.8%	15.3%	6,267	119,613	1,043,077	(0.6)%		1.9%
Washington D.C.	13 / 1,408	28,370	3.9%	6 / 651	9 / 1,110	5,255	4.8%	16.8%	5,432	119,727	680,625	4.1%		(0.1)%
San Diego	10 / 1,309	26,998	3.7%	1 / 200	2 / 249	1,808	4.4%	17.6%	4,419	97,831	775,102	2.8%		1.8%
Seattle	13 / 1,667	25,143	3.5%	1 / 118	2 / 185	2,831	6.4%	23.8%	5,386	93,962	557,270	(0.6)%		3.5%
Dallas	11 / 1,409	21,248	2.9%	3 / 320	2 / 168	1,000	7.5%	26.0%	3,156	72,613	289,096	4.5%		2.6%
Philadelphia	12 / 980	20,643	2.9%	6 / 606	5 / 388	7,534	1.5%	7.1%	2,325	93,356	333,028	3.0%		1.5%
Chicago	14 / 1,654	20,279	2.8%	3 / 390	3 / 358	4,252	0.2%	14.6%	3,154	91,705	346,269	2.1%		1.0%
San Jose	6 / 735	16,715	2.3%	—	—	—	5.0%	15.0%	5,497	121,127	1,205,297	(1.1)%		3.5%
Houston	8 / 940	12,464	1.7%	3 / 541	2 / 263	4,651	8.2%	32.5%	3,298	78,995	307,649	4.8%		3.7%
New Haven	5 / 524	10,992	1.5%	2 / 269	2 / 200	3,110	0.3%	5.6%	2,409	71,385	255,491	(0.2)%		1.3%
Sacramento	5 / 447	9,346	1.3%	4 / 535	3 / 238	5,234	4.2%	14.5%	3,604	81,184	423,590	6.9%		1.5%
Santa Maria, CA	2 / 605	9,337	1.3%	—	—	—	4.4%	8.7%	1,672	79,858	668,022	N/A		0.6%
Phoenix	5 / 624	8,999	1.2%	8 / 1310	5 / 624	6,577	6.5%	16.4%	3,470	72,854	311,004	5.2%		4.2%
Norwalk	3 / 305	8,775	1.2%	3 / 392	2 / 215	5,605	1.8%	10.3%	1,325	95,819	496,422	20.2%		1.3%
San Antonio	3 / 725	7,729	1.1%	—	—	—	8.5%	25.8%	2,613	60,968	218,766	(0.1)%		1.4%
Santa Rosa, CA	4 / 511	7,802	1.1%	—	—	—	3.3%	10.1%	1,159	84,098	632,665	N/A		2.1%
Trenton, NJ	2 / 207	7,745	1.1%	—	—	—	2.2%	12.4%	1,094	121,665	453,582	N/A		3.2%
Denver	2 / 425	7,705	1.1%	2 / 253	1 / 219	142	6.8%	27.3%	4,010	96,566	435,017	3.4%		2.1%
Austin	4 / 409	7,689	1.1%	1 / 86	1 / 90	555	9.4%	40.6%	1,996	97,962	530,257	2.3%		3.3%
Miami	2 / 849	7,550	1.0%	—	—	—	6.5%	14.6%	4,331	65,599	320,535	2.7%		2.3%
Detroit	5 / 296	7,339	1.0%	5 / 460	3 / 201	3,807	0.8%	7.4%	3,691	75,126	205,265	1.4%		0.6%
Atlanta	7 / 679	7,102	1.0%	5 / 807	5 / 521	4,762	7.1%	30.5%	3,373	89,944	456,511	7.3%		2.1%
Total - Top 25	249 / 27,554	$570,466	78.8%	76 / 9,768	79 / 8,194	$107,253	3.9%	15.2%	4,173	$97,105	$608,436	2.9%		1.7%
All Other US SHO Markets	94 / 11,960	153,022	21.2%	23 / 3,170	25 / 3,960	24,024	3.9%	13.0%	1,894	75,638	325,101
Total US SHO	343 / 39,514	$723,488	100.0%	99 / 12,938	104 / 12,154	$131,277	3.9%	14.6%	3,556	$92,012	$541,218

% of Total IPNOI						6.3%
US National Average							3.6%	12.3%	92	$63,174	$226,495	2.9%	(10)	1.8%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2017-November 2018 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)		Industry Benchmarks(2)
Property age	16		20
5 year total population growth	3.7%		3.6%
5 year 75+ population growth	14.0%		12.3%
Housing value		$573,246		$226,495
Household income		$96,170		$63,174
REVPOR		$6,784		$4,803
SS REVPOR growth	2.0%		2.7%
SSNOI per unit		$23,636		$18,930
SSNOI growth	(0.2)%		DNA

	UK Portfolio(1,3,4)		Industry Benchmarks(5)
Property age	10		21
Units per property	79		41
5 year total population growth	3.8%		3.3%
5 year 75+ population growth	18.6%		8.9%
Housing value		£477,307		£289,612
REVPOR		£6,417		£3,720
SS REVPOR growth	1.7%		3.3%
SSNOI per unit		£16,968		£9,544
SSNOI growth	8.1%		DNA

	Canadian Portfolio(1,3,4)		Industry Benchmarks(6)
5 year total population growth	5.2%		5.0%
5 year 75+ population growth	17.4%		DNA
Housing value	C$	845,347	C$	692,675
Household income	C$	106,574	C$	95,952
REVPOR	C$	3,600	C$	2,320
SS REVPOR growth	1.7%		2.4%
SSNOI per unit	C$	15,324	DNA
SSNOI growth	1.1%		DNA

Notes:
(1) Property age, housing value and household income are NOI-weighted as of December 31, 2018. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 24 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 4Q18 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2019-2024 Claritas projections; housing value and household income are the US median per Claritas 2019; NOI per unit per The State of Seniors Housing 2018 and represents 2017 results.
(3) REVPOR is based on total 4Q18 results. See page 24 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.35. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.25. See page 24 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2017-2022 CACI projections; housing value represents UK average per CACI 2017.
(6) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2018-2023 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2018; REVPOR and REVPOR growth represent annual averages from 2018 CMHC Seniors' Housing Survey.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.3%	0.1%	0.4%	6	3	1.3%	0.1%	1.4%	8	7
0.85x - 0.95x	—%	—%	—%	—	—	0.7%	0.8%	1.5%	11	2
0.95x - 1.05x	0.7%	0.1%	0.8%	8	3	4.3%	0.9%	5.2%	10	7
1.05x - 1.15x	3.6%	0.8%	4.4%	12	6	3.0%	—%	3.0%	11	5
1.15x - 1.25x	2.1%	0.9%	3.0%	9	5	5.8%	—%	5.8%	12	4
1.25x - 1.35x	2.6%	—%	2.6%	11	3	0.1%	4.0%	4.1%	16	4
>1.35x	6.6%	6.3%	12.9%	12	17	0.7%	2.4%	3.1%	9	8
Total	15.9%	8.2%	24.1%	11	37	15.9%	8.2%	24.1%	11	37

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net (3)	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2019	$28,224	$30,888	$—	$—	$10,811	$69,923	5.8%
2020	—	34,095	—	—	7,294	41,389	3.4%
2021	3,505	42,880	—	10,187	2,349	58,921	4.9%
2022	3,561	44,429	—	4,710	20,482	73,182	6.0%
2023	—	35,189	—	—	1,269	36,458	3.0%
2024	11,096	39,900	—	—	1,175	52,171	4.3%
2025	61,003	21,126	—	—	2,787	84,916	7.0%
2026	89,241	33,305	—	34,452	—	156,998	13.0%
2027	30,965	12,806	—	1,026	578	45,375	3.7%
2028	10,721	19,125	—	42,601	1,198	73,645	6.1%
2029	5,775	15,897	—	—	207	21,879	1.8%
Thereafter	164,140	78,013	143,200	107,978	2,184	495,515	41.0%
	$408,231	$407,653	$143,200	$200,954	$50,334	$1,210,372	100.0%

Weighted Avg Maturity Years	9	6	14	12	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2018 for stable portfolio only, adjusted for the lease restructurings noted on page 23. Health System excluded due to partial period. Agreements included represent 82% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.
(3) 2019 maturity includes short term lease on properties expected to transition from Seniors Housing Triple-net to Seniors Housing Operating in early 2019.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance	4Q17	1Q18	2Q18	3Q18	4Q18
Properties	274	259	259	263	287
Square feet	17,631,245	16,330,391	16,330,593	16,606,129	17,947,619
Occupancy(1)	94.1%	93.8%	93.4%	93.0%	93.1%
Total revenues	$132,511	$127,124	$126,405	$130,344	$134,844
Operating expenses	40,116	41,172	39,658	42,524	40,136
NOI	$92,395	$85,952	$86,747	$87,820	$94,708
NOI margin	69.7%	67.6%	68.6%	67.4%	70.2%
Revenues per square foot(1)	$31.57	$32.88	$32.70	$33.13	$31.58
NOI per square foot(1)	$22.01	$22.23	$22.44	$22.32	$22.18
Recurring cap-ex	$5,280	$5,847	$5,910	$8,729	$9,095
Other cap-ex	$7,097	$5,239	$7,165	$3,938	$4,852

Same Store Performance(2)	4Q17	1Q18	2Q18	3Q18	4Q18
Properties	233	233	233	233	233
Occupancy	93.7%	93.9%	93.5%	93.4%	93.0%
Same store revenues	$120,468	$121,787	$120,232	$123,074	$119,955
Same store operating expenses	38,896	39,384	37,864	40,690	36,948
Same store NOI	$81,572	$82,403	$82,368	$82,384	$83,007
Year over year growth rate					1.8%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$20,710	5.1%	Health system affiliated properties as % of NOI(3)	95.3%
NMC Health	19,640	4.8%	Health system affiliated tenants as % of rental income(3)	62.8%
Virtua	16,609	4.1%	Retention (trailing twelve months)(3)	76.8%
Texas Health Resources	11,921	2.9%	In-house managed properties as % of square feet(3,4)	95.6%
Catholic Health Initiatives	10,346	2.5%	Average remaining lease term (years)(3)	6.5
Remaining portfolio	328,427	80.6%	Average building size (square feet)(3)	63,503
Total	$407,653	100.0%	Average age (years)	13

Expirations(3)	2019	2020	2021	2022	2023	Thereafter
Occupied square feet	1,221,358	1,346,567	1,631,527	1,773,130	1,402,867	8,547,812
% of occupied square feet	7.7%	8.5%	10.2%	11.1%	8.8%	53.7%

Notes:
(1) Includes consolidated rental properties, mortgages, unconsolidated rental properties and development properties. Per square foot amounts are annualized.
(2) Includes 233 same store properties representing 15,345,470 square feet. See pages 22 and 23 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income.
(4) Includes only multi-tenant properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2014	2015	2016	2017	1Q18	2Q18	3Q18	4Q18	14-18 Total
Count	41	44	22	18	5	2	2	6	140
Total	$2,981,276	$3,765,912	$2,287,973	$742,020	$475,786	$171,600	$2,511,971	$628,904	$13,565,442
Low	3,500	6,080	10,618	7,310	4,950	75,600	30,248	15,000	3,500
Median	31,150	33,513	27,402	24,025	42,789	85,800	1,255,985	55,900	31,393
High	880,157	437,472	1,150,000	149,400	217,000	96,000	2,481,723	390,667	2,481,723
Notes:
(1) Includes land and non-yielding asset acquisitions.

Investment

Property Acquisitions/Joint Ventures Detail(1)
Operator	Units	Location				MSA
Seniors Housing Operating
StoryPoint Senior Living	199	3717 Orders Road	Grove City	Ohio	US	Columbus

Outpatient Medical
Health System	Square Feet	Location				MSA
Ascension Health	53,270	6600 Fish Pond Rd	Waco	Texas	US	Waco
Ascension Health	27,427	2217 Decatur Highway	Gardendale	Alabama	US	Birmingham
Ascension Health	105,787	601 Highway 6 West	Waco	Texas	US	Waco
Catholic Health Initiatives	35,868	20207 Chasewood Park Drive	Houston	Texas	US	Houston
Catholic Health Initiatives	68,034	450 South Kitsap Boulevard	Port Orchard	Washington	US	Bremerton
Catholic Health Initiatives	55,680	2200 NW Myhre Road	Silverdale	Washington	US	Bremerton
Edward-Elmhurst Health	75,033	133 E Brush Hill Road	Elmhurst	Illinois	US	Chicago
Edward-Elmhurst Health	27,733	556 Egg Harbor Road	Sewell	New Jersey	US	Philadelphia
Edward-Elmhurst Health	51,233	303 West Lake Street	Addison	Illinois	US	Chicago
Johns Hopkins Health System	160,190	10710 Charter Drive	Columbia	Maryland	US	Baltimore
Northwell Health	106,403	444 Merrick Road	Lynbrook	New York	US	New York
Providence St. Joseph Health	28,500	2555 Marvin Road Northeast	Lacey	Washington	US	Olympia
Sentara Healthcare	35,066	5659 Parkway Drive	Gloucester	Virginia	US	Virginia Beach
Sentara Healthcare	40,303	12825 Minnieville Road	Woodbridge	Virginia	US	Washington D.C.
Unaffiliated	36,161	3485 Independence Drive	Birmingham	Alabama	US	Birmingham
Unaffiliated	60,330	6144 Airport Boulevard	Mobile	Alabama	US	Mobile
UNC Health Care	21,906	6011 Farrington Road	Chapel Hill	North Carolina	US	Durham
UNC Health Care	22,116	6013 Farrington Road	Chapel Hill	North Carolina	US	Durham
UNC Health Care	62,567	2226 North Carolina Highway 54	Chapel Hill	North Carolina	US	Durham
UnitedHealth Group, Inc.	65,760	100 Trich Drive	Washington	Pennsylvania	US	Pittsburgh
US Oncology	38,237	5206 Research Drive	San Antonio	Texas	US	San Antonio
Total	1,177,604

Investment Timing
	Acquisitions/Joint Ventures(1)	Yield	Loan Advances(2)	Yield	Dispositions	Yield
October	$—	—%	$100	7.7%	$98,361	6.5%
November	94,388	5.0%	—	—	93,948	2.9%
December	464,394	5.7%	100	7.7%	202,153	0.8%
Total	$558,782	5.6%	$200	7.7%	$394,462	2.7%

Notes:
(1) Excludes land acquisitions. Address may include multiple properties.
(2) Includes advances for non-real estate loans and excludes advances for development loans.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Fourth Quarter 2018
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	1	199	units	$73,727	370,487	6.0%
Outpatient Medical	25	1,177,604	sf	485,055	412	5.5%
Total acquisitions	26			$558,782		5.6%

Development(2)
Development projects:
Seniors Housing Operating	8	1,127	units	$30,253
Seniors Housing Triple-net	7	712	units	12,022
Outpatient Medical	6	655,103	sf	44,965
Total development projects	21			87,240
Expansion projects:
Seniors Housing Operating	2	92	units	4,198
Seniors Housing Triple-net	1	64	units	1,031
Total expansion projects	3			5,229

Total development	24			$92,469		7.5%

Loan advances(3)				$200		7.7%
Yielding gross investments				$651,451		5.8%

Land acquisitions	2			70,122
Total gross investments				$721,573

Dispositions(4)
Seniors Housing Operating	2	223	units	$33,165	148,722	7.7%
Outpatient Medical	3	132,095	sf	36,116	273	9.0%
Long-Term/Post-Acute Care	3	332	beds	40,500	121,988	3.9%
Real property dispositions	8			109,781		6.7%

Loan payoffs				46,002		7.1%
Dispositions				155,783		6.8%

QCP non-yielding dispositions(5)	40	5,274	beds	238,679	45,256	—
Total dispositions	48			$394,462		2.7%

Net investments				$327,111

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.
(5) QCP non-yielding dispositions represents cash proceeds for property sales.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2018
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	12	3,097	units	$673,374	217,428	6.7%
Outpatient Medical	30	1,368,871	sf	563,042	411	5.5%
QCP acquisition(2)	246	26,093		2,169,963	N/A	7.9%
Total acquisitions	288			$3,406,379		7.3%

Development(3)
Development projects:
Seniors Housing Operating	9	1,222	units	$89,326
Seniors Housing Triple-net	9	882	units	63,928
Outpatient Medical	9	839,918	sf	104,366
Long-Term/Post-Acute Care	1	120	beds	12,307
Total development projects	28			269,927
Expansion projects:
Seniors Housing Operating	2	102	units	7,006
Seniors Housing Triple-net	2	81	units	12,885
Total expansion projects	4			19,891

Total development	32			$289,818		7.6%

Loan advances(4)				$48,192		6.1%
Yielding gross investments				$3,744,389		7.3%

QCP non-yielding acquisition(5)	59	7,986	beds	$311,760
Land acquisitions	2	N/A		70,122
Total gross investments				$4,126,271

Dispositions(6)
Seniors Housing Operating	4	473	units	$40,073	84,721	7.5%
Seniors Housing Triple-net	26	2,625	units	452,841	172,511	7.2%
Outpatient Medical	21	1,573,683	sf	464,843	295	6.2%
Long-Term/Post-Acute Care	10	1,122	beds	134,047	119,471	8.7%
QCP non-core dispositions	12	1,328	beds	77,262	58,179	15.3%
Real property dispositions	73			1,169,066		7.5%

Loan payoffs				209,471		7.9%
Dispositions				1,378,537		7.6%

QCP non-yielding dispositions(5)	59	7,986	beds	386,141	48,352	—
Total dispositions	132			$1,764,678		5.9%

Net investments				$2,361,593

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) QCP acquisition includes 26,093 Health System beds, 69 Seniors Housing Triple-net units, 2,741 Long-Term/Post-Acute Care beds, and 151,503 Outpatient Medical square feet.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(5) QCP non-yielding acquisition represents allocated purchase price. QCP non-yielding dispositions represents cash proceeds for property sales.
(6) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 12/31/18	Estimated Conversion

Seniors Housing Operating
Toronto, ON	332	332	—	—	—	$32,564	$28,491	2Q19
Scarborough, ON	172	141	—	31	—	23,608	4,609	4Q19
Shrewsbury, NJ	81	—	52	29	—	11,696	5,767	4Q19
New York, NY	151	—	69	82	—	141,666	90,665	1Q20
Wandsworth, UK	98	—	78	20	—	56,389	31,374	1Q20
Wilton, CT	90	—	59	31	—	13,974	7,093	1Q20
Potomac, MD	120	—	90	30	—	55,208	7,436	4Q20
Fairfield, CT	83	—	54	29	—	12,648	5,914	4Q20
Subtotal	1,127	473	402	252	—	$347,753	$181,349

Seniors Housing Triple-net
Kingswood, UK	73	—	46	27	—	$11,041	$6,638	2Q19
El Dorado, CA	80	—	57	23	—	28,000	9,247	3Q19
Westerville, OH	90	—	63	17	10	22,800	8,160	3Q19
Union, KY	162	162	—	—	—	34,600	9,848	1Q20
Apex, NC	152	98	30	24	—	30,883	3,000	1Q20
Edenbridge, UK	85	—	51	34	—	19,104	6,507	2Q20
Droitwich, UK	70	—	45	25	—	16,153	4,573	4Q20
Subtotal	712	260	292	150	10	$162,581	$47,973

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation		Commitment Amount	Balance at 12/31/18	Estimated Conversion
Brooklyn, NY		140,955	100%	Yes		$105,306	$58,390	3Q19
Mission Viejo, CA		104,500	100%	Yes		71,372	31,002	3Q19
Houston, TX		73,500	100%	Yes		23,455	5,097	4Q19
Porter, TX		55,000	100%	Yes		20,800	4,198	4Q19
Charlotte, NC		176,640	100%	Yes		95,703	16,632	2Q20
Charlotte, NC		104,508	100%	Yes		52,255	5,367	3Q20
Subtotal		655,103				$368,891	$120,686

Total Development Projects						$879,225	$350,008

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2019 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	8	1,127	8.1%	$115,105	$51,299	$166,404	$347,753
Seniors Housing Triple-net	7	712	7.5%	77,935	36,673	114,608	162,581
Outpatient Medical	6	655,103	6.3%	191,731	56,474	248,205	368,891
Total	21		7.0%	$384,771	$144,446	$529,217	$879,225

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q18 actual	$136,762	9.3%	2018 actual	$321,722	8.4%
2Q18 actual	89,118	7.0%	2019 estimate	350,642	7.2%
3Q18 actual	95,842	8.5%	2020 estimate	528,583	7.3%
4Q18 actual	—	—%	Total	$1,200,947	7.6%
2Q19 estimate	43,605	7.7%
3Q19 estimate	227,478	6.9%
4Q19 estimate	79,559	7.6%
1Q20 estimate	277,512	7.6%
2Q20 estimate	114,807	6.0%
3Q20 estimate	52,255	5.7%
4Q20 estimate	84,009	8.9%
Total	$1,200,947	7.5%

Unstabilized Properties
	9/30/2018 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	12/31/2018 Properties	Beds / Units
Seniors Housing Operating	25	(3)	—	1	23	2,504
Seniors Housing Triple-net	19	(4)	1	—	16	1,744
Long-Term/Post-Acute Care	9	(1)	—	—	8	886
Total	53	(8)	1	1	47	5,134

Occupancy	9/30/2018 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2018 Properties
0% - 50%	15	—	—	—	(3)	12
50% - 70%	23	(5)	1	1	2	22
70% +	15	(3)	—	—	1	13
Total	53	(8)	1	1	—	47

Occupancy	12/31/2018 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	12	7	$29,476	0.6%	$333,715	1.0%
50% - 70%	22	19	63,580	1.3%	539,908	1.6%
70% +	13	21	26,019	0.5%	341,034	1.0%
Total	47	16	$119,075	2.4%	$1,214,657	3.7%

Notes:
(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 16.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$965,408	52,742	units
Seniors Housing Triple-net	411,428	26,814	units
Outpatient Medical	366,820	16,287,922	square feet
Health System	143,200	20,874	beds
Long-Term/Post-Acute Care	205,324	14,764	beds
Total In-Place NOI(2)	2,092,180
Incremental stabilized NOI(3)	41,103
Total stabilized NOI	$2,133,283

Obligations
Lines of credit	$1,147,000
Senior unsecured notes(4)	9,699,984
Secured debt(4)	2,705,362
Capital lease obligations	70,668
Total Debt	$13,623,014
Add (Subtract):
Other liabilities (assets), net(5)	$454,003
Cash and cash equivalents and restricted cash	(316,129)
Preferred stock	718,498
Net obligations	$14,479,386

Other Assets
Land parcels	$92,155		Effective Interest Rate(7)
Real estate loans receivable(6)	362,317		8.1%
Non real estate loans receivable	282,443		8.8%
Other investments(8)	39,117
Investments held for sale(9)	694,296
Development properties:(10)
Current balance	$355,109
Unfunded commitments	558,552
Committed balances	$913,661
Projected yield	7.0%
Projected NOI	$63,956

Common Shares Outstanding	383,675

Notes:
(1) Includes $9,889,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating lease-up properties that have been open for less than two years.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,257,251,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as the following:

Unearned revenues	$209,166
Below/(above) market lease intangibles, net	45,950
Deferred taxes, net	(21,458)
Available-for-sale equity investments	(11,286)
In place lease intangibles, net	(49,945)
Other non-cash liabilities / (assets), net	3,451
Total non-cash liabilities/(assets), net	$175,878

(6) Represents $430,689,000 of real estate loans excluding development loans and net of $68,372,000 of allowance for loan losses.
(7) Average cash-pay interest rates are 8.1% and 6.0% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis HealthCare stock and a management company investment not reflected in IPNOI.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 13-14. Also includes expansion projects.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	4Q17	1Q18	2Q18	3Q18	4Q18
Revenues:
Seniors Housing Operating
Resident fees and service	$699,545	$704,930	$731,580	$847,712	$833,134
Interest income	—	85	172	159	157
Other income	1,118	1,143	1,554	1,183	1,065
Total revenues	700,663	706,158	733,306	849,054	834,356

Seniors Housing Triple-net
Rental income	145,825	143,925	137,864	102,205	104,431
Interest income	7,144	7,087	7,428	6,911	5,749
Other income	936	312	12,959	1,303	637
Total revenues	153,905	151,324	158,251	110,419	110,817

Outpatient Medical
Rental income	131,975	126,870	126,106	129,953	130,076
Interest income	—	12	43	85	170
Other income	536	242	256	306	4,598
Total revenues	132,511	127,124	126,405	130,344	134,844

Health System
Rental income	—	—	—	30,614	43,033
Total revenues	—	—	—	30,614	43,033

Long-Term/Post-Acute Care
Rental income	74,422	63,284	61,598	63,868	64,216
Interest income	4,831	7,463	5,819	7,468	7,006
Other income	(900)	1,064	236	390	201
Total revenues	78,353	71,811	67,653	71,726	71,423

Corporate
Other income	247	246	378	572	591
Total revenues	247	246	378	572	591

Total
Rental income	352,222	334,079	325,568	326,640	341,756
Resident fees and service	699,545	704,930	731,580	847,712	833,134
Interest income	11,975	14,647	13,462	14,623	13,082
Other income	1,937	3,007	15,383	3,754	7,092
Total revenues	$1,065,679	$1,056,663	$1,085,993	$1,192,729	$1,195,064

Property operating expenses:
Seniors Housing Operating	$477,431	$484,637	$498,278	$585,525	$582,412
Seniors Housing Triple-net	—	17	9	(1)	21
Outpatient Medical	40,116	41,172	39,658	42,524	40,136
Health System	—	—	—	12	17
Long-Term/Post-Acute Care	—	—	124	412	287
Total property operating expenses	$517,547	$525,826	$538,069	$628,472	$622,873

Net operating income:
Seniors Housing Operating	$223,232	$221,521	$235,028	$263,529	$251,944
Seniors Housing Triple-net	153,905	151,307	158,242	110,420	110,796
Outpatient Medical	92,395	85,952	86,747	87,820	94,708
Health System	—	—	—	30,602	43,016
Long-Term/Post-Acute Care	78,353	71,811	67,529	71,314	71,136
Corporate	247	246	378	572	591
Net operating income	$548,132	$530,837	$547,924	$564,257	$572,191

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	12/31/2018		12/31/2018
Net income (loss)	$829,750		$124,696
Interest expense	526,592		144,369
Income tax expense (benefit)	8,674		1,504
Depreciation and amortization	950,459		242,834
EBITDA	$2,315,475		$513,403
Loss (income) from unconsolidated entities	641		(195)
Stock-based compensation(2)	27,646		4,847
Loss (gain) on extinguishment of debt, net	16,097		53
Loss (gain) on real estate dispositions, net	(415,575)		(41,913)
Impairment of assets	115,579		76,022
Loss (gain) on derivatives and financial instruments, net	(4,016)		1,626
Other expenses(2)	111,990		10,502
Additional other income(4)	(14,832)		(4,027)
Total adjustments	(162,470)		46,915
Adjusted EBITDA	$2,153,005		$560,318
0
Interest Coverage Ratios
Interest expense	$526,592		$144,369
Capitalized interest	7,905		1,548
Non-cash interest expense	(10,860)		(3,307)
Total interest	$523,637		$142,610
EBITDA	$2,315,475		$513,403
Interest coverage ratio	4.42	x	3.60	x
Adjusted EBITDA	$2,153,005		$560,318
Adjusted Interest coverage ratio	4.11	x	3.93	x
0
Fixed Charge Coverage Ratios
Total interest	$523,637		$142,610
Secured debt principal amortization	56,288		13,994
Preferred dividends	46,704		11,676
Total fixed charges	$626,629		$168,280
EBITDA	$2,315,475		$513,403
Fixed charge coverage ratio	3.70	x	3.05	x
Adjusted EBITDA	$2,153,005		$560,318
Adjusted Fixed charge coverage ratio	3.44	x	3.33	x
0
Net Debt to EBITDA Ratios
Total debt			$13,297,144
Less: cash and cash equivalents(3)			(215,376)
Net debt			$13,081,768
EBITDA Annualized			$2,053,612
Net debt to EBITDA ratio			6.37	x
Adjusted EBITDA Annualized			$2,241,272
Net debt to Adjusted EBITDA ratio			5.84	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Includes IRC Section 1031 deposits, if any.
(4) Relates to the recognition of lease termination fee income and the reversal of a contingent liability related to a prior year acquisition.

Financial

(amounts in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit	$1,147,000	3.94%
Long-term debt obligations(2)	12,150,144	41.77%
Cash and cash equivalents(3)	(215,376)	(0.74)%
Net debt to consolidated book capitalization	$13,081,768	44.97%
Total equity(4)	16,010,645	55.03%
Consolidated book capitalization	$29,092,413	100.00%
Joint venture debt, net(5)	219,651
Total book capitalization	$29,312,064

Undepreciated Book Capitalization
Lines of credit	$1,147,000	3.32%
Long-term debt obligations(2)	12,150,144	35.12%
Cash and cash equivalents(3)	(215,376)	(0.62)%
Net debt to consolidated undepreciated book capitalization	$13,081,768	37.82%
Accumulated depreciation and amortization	5,499,958	15.90%
Total equity(4)	16,010,645	46.28%
Consolidated undepreciated book capitalization	$34,592,371	100.00%
Joint venture debt, net(5)	219,651
Total undepreciated book capitalization	$34,812,022

Enterprise Value
Lines of credit	$1,147,000	2.74%
Long-term debt obligations(2)	12,150,144	29.06%
Cash and cash equivalents(3)	(215,376)	(0.52)%
Net debt to consolidated enterprise value	$13,081,768	31.28%
Common shares outstanding	383,675
Period end share price	69.41
Common equity market capitalization	$26,630,882	63.70%
Noncontrolling interests(4)	1,378,311	3.30%
Preferred stock	718,498	1.72%
Consolidated enterprise value	$41,809,459	100.00%
Joint venture debt, net(5)	219,651
Total enterprise value	$42,029,110

Secured Debt as % of Total Assets
Secured debt(2)	$2,476,177	8.16%
Total assets	$30,342,072

Total Debt as % of Total Assets
Total debt(2)	$13,297,144	43.82%
Total assets	$30,342,072

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$10,750,299	37.25%
Unencumbered assets	$28,857,047

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	% of Total	Wtd. Avg. Interest Rate
2019	$—	$600,000	$508,899	$51,614	$(94,239)	$1,066,274	7.87%	4.03%
2020	—	677,489	138,288	61,284	(31,384)	845,677	6.24%	5.00%
2021	—	450,000	369,124	26,740	(117,548)	728,316	5.37%	4.59%
2022	—	600,000	280,418	17,771	(30,026)	868,163	6.41%	4.86%
2023	1,147,000	1,783,325	325,371	21,724	(103,690)	3,173,730	23.42%	3.54%
2024	—	400,000	285,847	35,733	(80,629)	640,951	4.73%	4.35%
2025	—	1,250,000	197,581	404,933	(33,932)	1,818,582	13.42%	3.96%
2026	—	700,000	36,426	16,152	(8,637)	743,941	5.49%	4.17%
2027	—	—	132,920	60,659	(33,817)	159,762	1.18%	3.64%
2028	—	1,451,470	39,536	21,252	(9,178)	1,503,080	11.09%	4.48%
Thereafter	—	1,787,700	171,301	72,781	(27,912)	2,003,870	14.78%	5.03%
Totals	$1,147,000	$9,699,984	$2,485,711	$790,643	$(570,992)	$13,552,346	100.00%

Weighted Avg Interest Rate(8)	3.33%	4.48%	3.90%	3.88%	3.79%	4.27%

Weighted Avg Maturity Years	4.6	8.3	5.3	8.7	5.1	7.6

% Floating Rate Debt	100.00%	7.12%	34.02%	13.03%	55.21%	18.24%

Debt by Local Currency(1)
	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges(9)
United States	$1,147,000	$7,957,500	$1,228,460	$590,140	$(284,985)	$10,638,115	$—
United Kingdom	—	1,339,170	171,771	—	(42,943)	1,467,998	1,136,009
Canada	—	403,314	1,085,480	200,503	(243,064)	1,446,233	421,647
Totals	$1,147,000	$9,699,984	$2,485,711	$790,643	$(570,992)	$13,552,346	$1,557,656

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The primary unsecured credit facility has capacity of $3,700,000,000 with remaining availability of $1,853,000,000. The unsecured revolving credit facility matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on July 19, 2023.
(3) 2020 includes CAD $300,000,000 of 3.35% senior unsecured notes (approximately $219,989,000 USD at December 31, 2018). The notes mature on November 25, 2020.
(4) 2023 includes a $500,000,000 term loan and a CAD $250,000,000 unsecured term loan (approximately $183,325,000 USD at December 31, 2018). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $701,470,000 USD at December 31, 2018). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $637,700,000 USD at December 31, 2018). The notes mature on December 1, 2034.
(7) Excludes capital lease obligations of $70,668,000, of which $69,016,000 mature in April 2023 and $1,652,000 have various maturities.
(8) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 0.825%. Senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $23,447,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care.  Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively.  For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date.   A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding Welltower’s minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower’s joint venture arrangements and should be used with caution.
The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except triple-net to seniors housing operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in the company’s financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at the company’s seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company’s seniors housing operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined Adjusted EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, and additional other income. We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.
Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q17	1Q18	2Q18	3Q18	4Q18
Net income (loss)	$(89,743)	$453,555	$167,273	$84,226	$124,696
Loss (gain) on real estate dispositions, net	(56,381)	(338,184)	(10,755)	(24,723)	(41,913)
Loss (income) from unconsolidated entities	59,449	2,429	(1,249)	(344)	(195)
Income tax expense (benefit)	25,663	1,588	3,841	1,741	1,504
Other expenses	60,167	3,712	10,058	88,626	10,502
Impairment of assets	99,821	28,185	4,632	6,740	76,022
Provision for loan losses	62,966	—	—	—	—
Loss (gain) on extinguishment of debt, net	371	11,707	299	4,038	53
Loss (gain) on derivatives and financial instruments, net	—	(7,173)	(7,460)	8,991	1,626
General and administrative expenses	28,365	33,705	32,831	28,746	31,101
Depreciation and amortization	238,458	228,201	236,275	243,149	242,834
Interest expense	127,217	122,775	121,416	138,032	144,369
Consolidated net operating income	$556,353	$540,500	$557,161	$579,222	$590,599
NOI attributable to unconsolidated investments(1)	21,539	21,620	21,725	22,247	21,933
NOI attributable to noncontrolling interests(2)	(29,760)	(31,283)	(30,962)	(37,212)	(40,341)
Pro rata net operating income (NOI)(3)	$548,132	$530,837	$547,924	$564,257	$572,191

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$834,356	$110,817	$134,844	$43,033	$71,423	$591	$1,195,064
Property operating expenses	(582,412)	(21)	(40,136)	(17)	(287)	—	(622,873)
NOI(3)	251,944	110,796	94,708	43,016	71,136	591	572,191
Adjust:
Interest income	(157)	(5,749)	(170)	—	(7,006)	—	(13,082)
Other income	(1,065)	(637)	(4,598)	—	(201)	(591)	(7,092)
Sold / held for sale	(3,921)	(266)	(419)	—	(8,118)	—	(12,724)
Developments / land	510	—	35	—	—	—	545
Non In-Place NOI(4)	(3,812)	(4,521)	(2,257)	(7,216)	(4,086)	—	(21,892)
Timing adjustments(5)	(2,147)	3,234	4,406	—	(394)	—	5,099
Total adjustments	(10,592)	(7,939)	(3,003)	(7,216)	(19,805)	(591)	(49,146)
In-Place NOI	241,352	102,857	91,705	35,800	51,331	—	523,045
Annualized In-Place NOI	$965,408	$411,428	$366,820	$143,200	$205,324	$—	$2,092,180

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	568	361	287	218	187	1,621
Recent acquisitions/ development conversions	(20)	(3)	(37)	(218)	(14)	(292)
Under development/redevelopment	(20)	(3)	(4)	—	(1)	(28)
Current held for sale	(14)	(5)	(2)	—	(35)	(56)
Land parcels, loans and sub-leases	(7)	(17)	(11)	—	(7)	(42)
Transitions	(33)	(37)	—	—	(6)	(76)
Other(6)	(1)	—	—	—	—	(1)
Same store properties	473	296	233	—	124	1,126
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.
(6) Includes 1 flooded property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q17	1Q18	2Q18	3Q18	4Q18	Y/o/Y
Seniors Housing Operating
NOI	$223,232	$221,521	$235,028	$263,529	$251,944
Non-cash NOI on same store properties	(875)	(1,083)	(923)	(969)	(568)
NOI attributable to non-same store properties	(16,393)	(16,289)	(25,413)	(39,149)	(31,503)
Currency and ownership adjustments(1)	932	(36)	1,145	2,356	3,002
SH-NNN to SHO conversions(2)	15,413	15,539	14,891	—	—
Other normalizing adjustments(3)	3	122	(392)	345	795
SSNOI	222,312	219,774	224,336	226,112	223,670	0.6%

Seniors Housing Triple-net
NOI	153,905	151,307	158,242	110,420	110,796
Non-cash NOI on same store properties	(4,821)	(5,856)	(2,366)	(2,727)	(2,768)
NOI attributable to non-same store properties	(60,452)	(54,697)	(64,057)	(15,916)	(16,329)
Currency and ownership adjustments(1)	312	(518)	(61)	686	928
Normalizing adjustment for lease restructuring(4)	(1,133)	(1,214)	(1,228)	(1,229)	(522)
Other normalizing adjustments(3)	128	(126)	(983)	(633)	(421)
SSNOI	87,939	88,896	89,547	90,601	91,684	4.3%

Outpatient Medical
NOI	92,395	85,952	86,747	87,820	94,708
Non-cash NOI on same store properties	(2,619)	(1,345)	(1,556)	(1,389)	(5,397)
NOI attributable to non-same store properties	(7,957)	(1,913)	(2,922)	(3,957)	(6,461)
Currency and ownership adjustments(1)	(88)	(244)	(70)	174	246
Other normalizing adjustments(3)	(159)	(47)	169	(264)	(89)
SSNOI	81,572	82,403	82,368	82,384	83,007	1.8%

Health System
NOI	—	—	—	30,602	43,016
NOI attributable to non-same store properties	—	—	—	(30,602)	(43,016)
SSNOI	—	—	—	—	—

Long-Term/Post-Acute Care
NOI	78,353	71,811	67,529	71,314	71,136
Non-cash NOI on same store properties	(1,069)	(3,993)	(3,453)	(3,455)	(3,286)
NOI attributable to non-same store properties	(29,296)	(23,679)	(19,416)	(23,030)	(23,355)
Currency and ownership adjustments(1)	28	19	55	76	94
Normalizing adjustments for lease restructuring(5)	(4,343)	—	—	—	—
Other normalizing adjustments(3)	384	—	—	(79)	79
SSNOI	44,057	44,158	44,715	44,826	44,668	1.4%

Corporate
NOI	247	246	378	572	591
NOI attributable to non-same store properties	(247)	(246)	(378)	(572)	(591)
SSNOI	—	—	—	—	—

Total
NOI	548,132	530,837	547,924	564,257	572,191
Non-cash NOI on same store properties	(9,384)	(12,277)	(8,298)	(8,540)	(12,019)
NOI attributable to non-same store properties	(114,345)	(96,824)	(112,186)	(113,226)	(121,255)
Currency and ownership adjustments	1,184	(779)	1,069	3,292	4,270
Normalizing adjustments, net	10,293	14,274	12,457	(1,860)	(158)
SSNOI	$435,880	$435,231	$440,966	$443,923	$443,029	1.6%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.
(2) Represents the performance of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts represent unaudited operating results provided by the operator and were not a component of WELL earnings.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(4) Represents adjustments to reflect the in place economics related to the lease restructuring for two Seniors Housing Triple-net master leases.
(5) Represents adjustments to reflect the in place economics related to the lease restructuring for one Long-Term/Post-Acute Care master lease.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$666,566	$80,470		$114,579	$861,615
Unconsolidated SHO revenues attributable to Welltower(1)	23,519	—		20,422	43,941
SHO revenues attributable to noncontrolling interests(2)	(39,058)	(6,568)	(25,574)		(71,200)
Pro rata SHO revenues(3)	651,027	73,902		109,427	834,356
SHO interest and other income	(887)	(31)	(304)		(1,222)
SHO revenues attributable to held for sale properties	(20,203)	(1,224)		—	(21,427)
Currency and ownership adjustments(4)	—	3,592		6,235	9,827
SHO local revenues	629,937	76,239		115,358	821,534
Average occupied units/month	30,701	2,909		13,244	46,854
REVPOR/month in USD	$6,784	$8,663		$2,880	$5,797
REVPOR/month in local currency(4)		£6,417	C$	3,600

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	4Q17	4Q18	4Q17	4Q18	4Q17		4Q18	4Q17	4Q18
SHO SS REVPOR Growth
Consolidated SHO revenues	$544,735	$666,566	$75,745	$80,470	$110,308		$114,579	$730,788	$861,615
Unconsolidated SHO revenues attributable to WELL(1)	21,787	23,519	—	—	21,018		20,422	42,805	43,941
SHO revenues attributable to noncontrolling interests(2)	(41,809)	(39,058)	(5,185)	(6,568)	(25,934)		(25,574)	(72,928)	(71,200)
SHO pro rata revenues(3)	524,713	651,027	70,560	73,902	105,392		109,427	700,665	834,356
Non-cash revenues on same store properties	(85)	(59)	(19)	(19)	—		—	(104)	(78)
Revenues attributable to non-same store properties	(49,609)	(116,070)	(14,864)	(15,962)	(2,672)		(9,130)	(67,145)	(141,162)
Currency and ownership adjustments(4)	36	—	959	2,862	1,703		5,732	2,698	8,594
SH-NNN to SHO conversions (5)	48,017	—	—	—	—		—	48,017	—
Other normalizing adjustments(6)	611	730	(1,351)	(411)	—		—	(740)	319
SHO SS revenues(7)	523,683	535,628	55,285	60,372	104,423		106,029	683,391	702,029
Avg. occupied units/month(8)	24,637	24,696	2,218	2,381	11,824		11,799	38,679	38,876
SHO SS REVPOR(9)	$7,028	$7,171	$8,241	$8,383	$2,920		$2,971	$5,841	$5,970
SS REVPOR YOY growth	—%	2.0%	—%	1.7%	—%		1.7%	—	2.2%

SHO SSNOI Growth
Consolidated SHO NOI	$165,437	$191,493	$19,447	$20,032	$41,624		$42,920	$226,508	$254,445
Unconsolidated SHO NOI attributable to WELL(1)	7,892	8,412	—	—	8,165		8,054	16,057	16,466
SHO NOI attributable to noncontrolling interests(2)	(9,231)	(8,360)	(209)	(958)	(9,893)		(9,649)	(19,333)	(18,967)
SHO pro rata NOI(3)	164,098	191,545	19,238	19,074	39,896		41,325	223,232	251,944
Non-cash NOI on same store properties	(856)	(549)	(19)	(19)	—		—	(875)	(568)
NOI attributable to non-same store properties	(12,348)	(25,657)	(3,507)	(2,804)	(538)		(3,042)	(16,393)	(31,503)
Currency and ownership adjustments(4)	3	—	279	806	650		2,196	932	3,002
SH-NNN to SHO conversions(5)	15,413	—	—	—	—		—	15,413	—
Other normalizing adjustments(6)	600	1,230	(597)	(411)	—		(24)	3	795
SHO pro rata SSNOI(7)	$166,910	$166,569	$15,394	$16,646	$40,008		$40,455	$222,312	$223,670
SHO SSNOI growth		(0.2)%		8.1%			1.1%		0.6%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(7)		$668,829		$64,803			$160,260		$893,892
Average units in service(10)		28,297		2,829			13,073		44,199
SSNOI/unit in USD		$23,636		$22,907			$12,259		$20,224
SSNOI/unit in local currency(4)				£16,968		C$	15,324

Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 16 & 23 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.
(5) Represents the revenues and NOI of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts derived from unaudited operating results provided by the operator and were not a component of WELL earnings.
(6) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(7) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 23 for more information.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”). Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 12, 2019 and other information filed with, or furnished to, the SEC.  The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.  The company also routinely posts important information on its website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information.  The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading “Investors.”  Accordingly, investors should monitor such portion of the company’s website in addition to following its press releases, public conference calls and filings with the SEC.  The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.